Exhibit 99.1
For immediate Release
TROPICANA NAMES NEW PRESIDENT
Scott Butera to spearhead strategy
for improved capital structure and gaming operations growth
     Crestview Hills, KY, March 19, 2008 — Tropicana Entertainment, LLC announced today that it has hired Scott C. Butera to become the company’s President pending appropriate regulatory approvals. Butera joins the company immediately and is expected to lead Tropicana’s senior management team in developing strategic initiatives to improve the company’s capital structure and operating results.
     “We are pleased that Scott has joined our team and we look forward to working with him,” said William J. Yung, Tropicana’s Chief Executive Officer. “His track record in both the gaming, hotel and resort, and financial services industries is impressive. That experience along with his fresh perspective on the issues that face our organization will be valuable assets for our company moving forward.”
     Butera has extensive experience in the gaming, lodging and real estate industries. He has been Chief Operating Officer of the Cosmopolitan Resort and Casino in Las Vegas, Nevada, since January 2007. Prior to that he was President, Chief Operating Officer and Executive Vice President of Trump Hotels & Casino Resorts, Inc., where he played an important role in developing and implementing that company’s recapitalization plan. From March 2000 to September 2003, he was an Executive Director for UBS Investment Bank, capping a fifteen year career as an investment banker focused on the gaming, lodging and leisure industries.
     “I am excited by the opportunity to lead the effort to resolve the Company’s current challenges and to put the company on the path toward sustained growth in its gaming markets,” said Butera. “The Company has a number of very valuable assets, quality people and one of the most recognizable brands in the gaming industry. I am confident in our ultimate success.”
     Butera holds a Masters in Business Administration from New York University’s Leonard N. Stern School of Business and is a graduate of Trinity College in Hartford, Connecticut.
About Tropicana
     Tropicana, an indirect subsidiary of Tropicana Casinos and Resorts, is one of the largest privately-held gaming entertainment providers in the United States. Additional information can be found on the Company’s website at www.tropicanacasinos.com. None of the information contained on the Company’s website shall be deemed incorporated by reference or otherwise included herein.

Forward Looking Statements
This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements frequently contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Tropicana. These forward-looking statements are based on current expectations and projections about future events.
You are cautioned that forward-looking statements are not guarantees of future performance and you should not place undue reliance on them. Numerous risks and uncertainties (including those described in the filings the Company has made with the Securities and Exchange Commission), and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Such risks and uncertainties include, but are not limited to, the following factors: The effects of potential events of default under its principal credit documents; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; operating risks associated with the gaming and hospitality industries, including, among others, the cyclicality of each of them and the potential for abnormal holds at the Company’s gaming properties; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the impact on travel resulting from the insolvency of certain air carriers, increased fuel prices and security precautions; the Company’s ability to effect sales of non-strategic gaming properties at anticipated prices; access to available and reasonable financing on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the Company’s ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; and the effects of competition.
Although the Company believes that its current expectations are based on reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially from its expectations. Any forward-looking statements contained in this earnings release are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update these forward-looking statements.
Contacts
Investors:
Derek Haught
Tropicana Entertainment
859-669-1500
or
Media:
Hud Englehart
Beacon Advisors
513-533-4800